Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form F-1 of Ardagh Metal Packaging S.A. of our report dated March 4, 2022 relating to the consolidated financial statements of Ardagh Metal Packaging S.A., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

Dublin, Ireland

March 4, 2022